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                                                                   Exhibit 14(b)

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors and Shareholders
AIM Advisor Large Cap Value Fund:

We consent to the use of our report on the AIM Advisor Large Cap Fund (a portfolio of AIM Advisor Funds, Inc.) dated February 4, 2000 included herein and the references to our firm under the heading "Experts" in the Combined Proxy Statement and Prospectus and "Accountants" in the Agreement and Plan of Reorganization.


/s/ KPMG LLP

KPMG LLP



Houston, Texas
March 22, 2000